UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2006

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On May 12, 2006, the Board of Directors of Avista Corporation (Avista Corp. or the Company) named Scott L. Morris as president and chief operating officer of Avista Corp. Mr. Morris, 48, previously was Avista Corp. senior vice president and president of Avista Utilities. Gary G. Ely, 58, previously president of Avista Corp., will remain as chairman of the board and chief executive officer. In addition, the board named senior vice president and chief financial officer Malyn K. Malquist, 53, to the position of executive vice president and chief financial officer for the Company.

Mr. Morris received an increase in annual base compensation from $325,000 to $375,000 and a grant of 4,000 performance shares and 1,000 restricted shares. Mr. Malquist received an increase in annual base compensation from $325,000 to $350,000 and a grant of 1,700 performance shares and 500 restricted shares. Other benefits, compensation arrangements and incentive opportunities remain unchanged for Mr. Morris, Mr. Malquist and Mr. Ely.

The performance share awards will be issued only if the Company achieves certain relative shareholder return targets when measured against the S&P 400 MidCap Utilities Index over a three-year period ending December 31, 2008. The amount of the payment with respect to any award is determined at the end of the three-year performance cycle based on the Company’s final average percentile ranking relative to the S&P 400 MidCap Utilities Index and is payable at the Company’s option in either cash or Company common stock, or both. The number of performance shares paid to executive officers at the end of the three-year cycle will range from 0 to 150 percent of the grant. No performance shares will be paid unless the Company achieves at least the 45th percentile ranking in relative shareholder return when measured against the S&P 400 MidCap Utilities Index over the performance period. To receive 100 percent of the award, the Company must rank at the 55th percentile among the S&P 400 MidCap Utilities Index. To receive the maximum of 150 percent of the award, the Company must perform at or above the 85th percentile ranking. The Company uses a sliding-scale approach to indicate the percentage of potential award for varying levels of performance above and below the targeted level. Individual awards are based on actual results using a sliding scale between threshold (45th percentile), target (55th percentile), and exceeds (85th percentile) levels. Dividend Equivalent Rights are calculated and paid out in cash when and to the extent the performance shares are paid.

Restricted shares vest in equal thirds each year over a three-year period and are payable in Avista Corp. common stock at the end of each year in the three-year period if the service condition is met.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01 for a description of changes to Avista Corp.’s executive officers. For further details, please refer to the press release filed as Exhibit 99.1 to this Current Report, which is incorporated herein by reference.

For a description of changes to base compensation, as well as the granting of performance and restricted shares to Mr. Morris and Mr. Malquist, see Item 1.01.

Section 8 – Other Events

Item 8.01	Other Events.

At the 2006 Annual Meeting of Shareholders on May 11, 2006 (2006 Annual Meeting), the shareholders of Avista Corp. approved a proposal to proceed with a statutory share exchange, which would change the Company’s organization to a holding company structure. The holding company, currently named AVA Formation Corp. (AVA), would become the parent to the regulated utility Avista Corp. (Avista Utilities) and Avista Capital, which is the parent to the Company’s non-utility subsidiaries. The statutory share exchange and the change to a holding company structure is described in the Proxy Statement-Prospectus distributed to Avista Corp. shareholders in connection with the 2006 Annual Meeting.

Avista Corp. received approval from the Federal Energy Regulatory Commission on April 18, 2006 (conditioned on approval by the state regulatory agencies) and has filed for approval from the utility regulators in Washington, Idaho, Oregon and Montana. If state regulatory approvals are received and if other conditions are satisfied (including consents under various financing agreements), the Company anticipates that the statutory share exchange could be completed and the holding company organization could be implemented in the second half of 2006.

Pursuant to the Plan of Share Exchange, a statutory share exchange would be effected whereby each outstanding share of Avista Corp. common stock would be exchanged for one share of AVA common stock, no par value, so that holders of Avista Corp. common stock would become holders of AVA common stock and Avista Corp. would become a subsidiary of AVA.

The other outstanding securities of Avista Corp. would not be affected by the statutory share exchange, with limited exceptions for stock options and other securities outstanding under equity compensation and employee benefit plans.

In connection with the proposed statutory share exchange, the Rights Agreement relating to the Preferred Share Purchase Rights appertaining to Avista Corp.’s common stock was amended to provide that the Rights will expire upon the earlier of the effective time of the statutory share exchange or March 31, 2009 (the originally scheduled expiration date).

Avista Corp. expects that, after the effective time of the statutory share exchange when AVA becomes the sole holder of Avista Corp. common stock, Avista Corp. will transfer to AVA all outstanding shares of Avista Capital stock. This transfer would effect the structural separation of Avista Corp.’s non-utility businesses from the regulated utility business.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Avista Corporation Base Compensation Table

10.2	Avista Corporation Performance and Restricted Shares Grant Table

99.1	Press release dated May 15, 2006.

Neither the filing of any press release as an exhibit to this Current Report nor the inclusion in such press releases of a reference to the Internet address of Avista Corp. or its subsidiaries shall, under any circumstances, be deemed to incorporate the information available at such Internet addresses into this Current Report. The information available at the Internet address of Avista Corp. or its subsidiaries is not part of this Current Report or any other report furnished or filed by Avista Corp. with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION (Registrant)

Date: May 17, 2006	/s/ Malyn K. Malquist
Malyn K. Malquist
Executive Vice President and Chief Financial Officer